AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 27, 1996

                                                 REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                               TELEPAD CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                               52-1680936
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                               380 HERNDON PARKWAY
                                   SUITE 1900
                             HERNDON, VIRGINIA 22070
                                 (703) 834-9000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                   DONALD W. BARRETT, CHIEF EXECUTIVE OFFICER
                               380 HERNDON PARKWAY
                                   SUITE 1900
                             HERNDON, VIRGINIA 22070
                                 (703) 834-9000
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                             Henry I. Rothman, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036
                           (212) 704-6000 (Telephone)
                           (212) 704-6288 (Facsimile)
                               ------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as possible after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

================================================================================

                         CALCULATION OF REGISTRATION FEE

                                                           Proposed Maximum    Proposed Maximum
Title of Each Class of Securities       Amount to           Offering Price         Aggregate            Amount of
      to be Registered               be Registered (1)       Per Security       Offering Price      Registration Fee
--------------------------------------------------------------------------------------------------------------------
Class A Common Stock (2)             524,317 Shares           $3.80   (3)     $1,992,404.60 (3)        $  603.76
Class C Warrants (4)                 256,218 Warrants         $ .20   (3)     $   51,243.60 (3)        $   15.53
Class A Common Stock (5)             256,218 Shares           $3.80   (3)     $  973,628.40 (3)        $  295.04
Class A Common Stock (6)(7)           15,000 Shares           $ .01   (8)     $      150.00 (8)        $    0.05
Class A Common Stock (6)(9)          228,505 Shares           $ .33   (8)     $   75,406.65 (8)        $   22.85
Class A Common Stock (6)               4,500 Shares           $2.00   (8)     $    9,000.00 (8)        $    2.73
Class A Common Stock (6)              20,000 Shares           $5.25   (8)     $  105,000.00 (8)        $   31.82
Class A Common Stock (6)              12,375 Shares           $5.33   (8)     $   65,958.75 (8)        $   19.99
Class A Common Stock (6)              20,000 Shares           $7.375  (8)     $  147,500.00 (8)        $   44.70
Class A Common Stock (6)              20,000 Shares           $7.88   (8)     $  157,600.00 (8)        $   47.76
Class A Common Stock (6)(10)          37,500 Shares           $5.0625(11)     $  189,843.75 (11)       $   57.53
Class A Common Stock (12)             26,250 Shares           $5.0625(11)     $  132,890.62 (11)       $   40.27
--------------------------------------------------------------------------------------------------------------------
Total                                                                         $3,900,626.20            $1,182.03
--------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, there also are being registered such additional shares of Class A Common Stock as may become issuable pursuant to anti-dilution provisions of the Warrants.

(2)  Issued in 1994 private placement  offerings (the "1994 Private  Placement")
     or  1995  private  placement   offerings  ("1995  Private  Placement")  and
     registered hereby for resale.

(3)  Estimated solely for purposes of calculating the registration fee.

(4) Issued in connection with the 1994 Private Placement and 1995 Private Placement and registered hereby for resale.

(5) Issuable upon exercise of certain Class C Warrants issued in connection with the 1994 Private Placement and the 1995 Private Placement, and certain additional Class C Warrants issued by the Company pursuant to the anti-dilution provisions under certain applicable warrant agreements, and registered hereby for resale.

(6) Issuable upon exercise of certain options granted by the Company on various dates prior to the date hereof.

(7) Of such options, 1,000 have been exercised prior to the date hereof and the Company intends to issue shares of Common Stock in connection therewith following the effectiveness of this Registration Statement.

(8) Based, pursuant to Rule 457(g), on the exercise price of the related option.

(9) Of such options, 50,137 have been exercised prior to the date hereof and the Company intends to issue shares of Common Stock in connection therewith following the effectiveness of this Registration Statement.

(10) Issuable upon the sale and/or conversion of 37,500 shares of Class B Common Stock of the Company by a former Chairman of the Company's Board of Directors, which shares of Class B Common Stock are issuable upon exercise of an outstanding option granted by the Company to such former Chairman.

(11) Based, pursuant to Rule 457(c), on $5.0625 per share which was the average of the high and low prices of the Registrant's Common Stock on the National Association of Securities Dealers Automated Quotation System on November 26, 1996.

(12) Issued in March 1996 upon exercise of certain options granted in connection with advisory services rendered by the optionee to the Company and registered hereby for resale.


----------------

            THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

================================================================================
INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
================================================================================
                  SUBJECT TO COMPLETION DATED NOVEMBER 27, 1996

PROSPECTUS
                               TELEPAD CORPORATION

                     357,880 SHARES OF CLASS A COMMON STOCK

            This Prospectus relates to 357,880 shares of Class A Common Stock par value $.01 per share ("Class A Common Stock") of TelePad Corporation, a Delaware corporation (the "Company"). Such shares of Common Stock will be issued by the Company following the exercise of certain options granted prior to the date hereof by the Company as described herein (the "Options").

            Concurrently with this offering, the Company also has registered for resale the following securities which may be sold by certain securityholders (the "Selling Securityholders") as described herein: 550,567 outstanding shares of Class A Common Stock, 524,317 of which were issued by the Company in certain 1994 private placement offerings and certain 1995 private placement offerings (the "Private Placements") and 26,250 of which were issued upon the exercise of a certain option granted by the Company prior to the date hereof, 256,218 redeemable Class C Warrants ("Class C Warrants") of the Company issued in connection with the Private Placements and pursuant to certain anti-dilution provisions included in applicable warrant agreements, which may be sold by the Selling Securityholders, all as described herein, and 256,218 shares of Class A Common Stock issuable upon the exercise of such Class C Warrants. Each Class C Warrant issued in connection with the Private Placements entitles the registered holder thereof to purchase one share of Class A Common Stock at an exercise price of $3.65 per share through September 27, 2000. See "Description of Securities" and "Selling Securityholders and Plan of Distribution."

            The Company expects the Registration Statement in which this Prospectus is included (the "Registration Statement") to become effective upon its filing with the Securities and Exchange Commission (the "Commission") or as soon as possible thereafter.

                            ------------------------

   THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. AN INVESTMENT IN THESE SECURITIES SHOULD ONLY BE MADE BY INVESTORS
    WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" ON
                             PAGE 9 AND "DILUTION."
                            -------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                            ------------------------

            The Company has agreed, pursuant to certain Warrant Agreements between the Company and D.H. Blair Investment Banking Corp. ("Blair"), to pay to Blair a solicitation fee (the "Solicitation Fee") equal to 4% of the exercise price in connection with the exercise of the Class C Warrants, as well as the Class A and Class B Warrants (each, a "Warrant" and collectively, the "Warrants"), if (i) the market price of the Class A Common Stock on the date the Warrant is exercised is greater than the then applicable Warrant exercise price;
(ii) the exercise of the Warrant was solicited by a member of the National Association of Securities Dealers, Inc. (the "NASD"); (iii) the Warrant was not held in a discretionary account; (iv) disclosure of compensation arrangements was made both at the time of the offering and at the time of exercise of the Warrant; and (v) the solicitation of exercise of the Warrant was not in violation of Rule 10b-6 as promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or applicable state blue sky laws. The exercise prices of the Warrants were determined by negotiation between the Company and Blair at the time such Warrants were offered, and are not necessarily related to the Company's asset value, net worth or other criteria of value.

            The Company's IPO units, consisting of one share of Class A Common Stock, one Class A Warrant and one Class B Warrant (the "IPO Units"), Class A Common Stock, Class A Warrants, Class B Warrants, Class C Warrants and Class D Warrants are listed on the Nasdaq Small Cap Market under the symbols TPADU, TPADA, TPADW, TPADZ, TPADM and TPADL respectively. Reports and other information concerning the Company can be inspected at Nasdaq.

            The closing bid price as reported by the National Quotation Bureau, Inc. on the dates indicated below for the IPO Units, the Class A Common Stock, the Class A Warrants, the Class B Warrants, the Class C Warrants and the Class D Warrants was $7.125 (November 21, 1996), $5.00 (November 26, 1996), $2.25
(November 26, 1996),  $.375 (November 25, 1996),  $1.125 (November 22, 1996) and
$2.125 (November 26, 1996), respectively.

            The Company will not receive any of the proceeds from the sale of securities by the Selling Securityholders. See "Use of Proceeds" and "Selling Securityholders and Plan of Distribution."





             THE DATE OF THIS PROSPECTUS IS _________________, 1996.

            This Prospectus relates to the possible issuance and sale by the Company of 357,880 shares of Common Stock upon the exercise of the Options which include an option granted by the Company to a former Chairman of the Company's Board of Directors to acquire up to 37,500 shares of Class B Common Stock which shares are convertible into an equal number of shares of Class A Common Stock.

            The Registration Statement of which this Prospectus is a part, also relates to the possible resale, by the Selling Securityholders, of up to 256,218 Class C Warrants, up to 256,218 shares of Class A Common Stock issuable upon the exercise of such Class C Warrants, up to 550,567 outstanding shares of Class A Common Stock issued by the Company in the Private Placements and up to 26,250 shares of Class A Common Stock previously issued upon the exercise of an option granted by the Company as consideration for certain advisory services.

                              AVAILABLE INFORMATION

            The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices, Seven World Trade Center, 13th Floor, New York, New York 10048 and
Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W.,
Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company (at http://www.sec.gov).

                      INFORMATION INCORPORATED BY REFERENCE

            The Company's (i) Annual Report on Form 10-KSB for its fiscal year ended December 31, 1995, heretofore filed by the Company with the Commission (File No. 0-21934); (ii) Quarterly Report on Form 10- QSB for the quarter ended March 31, 1996; (iii) Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996, (iv) Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996,(v) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on June 14, 1993 under the 1934 Act, including any amendment or report filed by the Company for the purpose of updating such description, and (vi) the description of the Company's Class C Warrants contained in the Registration Statement on Form 8-A filed with the Commission on March 26, 1996 under the 1934 Act, including any amendment or report filed by the Company for the purpose of updating such description, are incorporated herein by reference. Each document filed by the Company subsequent to the date of the Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

            This Prospectus does not contain all the information set forth in the Registration Statement of which this Prospectus is a part, including exhibits relating thereto, which has been filed with the Commission in Washington, D.C. Copies of the Registration Statement and the exhibits thereto may be obtained, upon payment of the fee prescribed by the Commission, or may be examined, without charge, at the office of the Commission.

            THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON (INCLUDING ANY BENEFICIAL OWNER) TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY DOCUMENT INCORPORATED BY REFERENCE IN THIS PROSPECTUS (OTHER THAN EXHIBITS UNLESS SUCH EXHIBITS ARE EXPRESSLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO TELEPAD CORPORATION, 380 HERNDON PARKWAY, SUITE 1900, HERNDON, VIRGINIA 22070, (703) 834-9000, ATTENTION: ROBERT D. RUSSELL, CHIEF FINANCIAL AND ACCOUNTING OFFICER.

                                  INTRODUCTION


                                   THE COMPANY

            TelePad Corporation (the "Company") is engaged in the design, development and marketing of pen-based computing and mobile communications systems and, to a lesser extent, applications software. The only product currently being marketed by the Company is the TelePad 3 -- a highly portable, tablet-sized computing device which offers voice recognition and a pen interface as well as a detachable keyboard. Its unique modular architecture includes a base platform currently available with a 66 MHZ processor, a dual scan color display and up to 36 MB of internal memory. It also features three docking bays that can hold a variety of hardware accessories. The platform is designed to facilitate the Company's planned development of upgrades to more powerful processors, different types of displays and additional memory. The Company plans to develop additional modules capable of accommodating various communications, computing and special purpose accessories.

            The Company was incorporated in Delaware on April 11, 1990. Its executive offices are located at 380 Herndon Parkway, Suite 1900, Herndon, Virginia 22070. The Company's telephone number is (703) 834-9000.

RECENT DEVELOPMENTS

            On April 3, 1996, the Company completed a public offering of 20,000 units (the "Units") each unit consisting of 285 shares of Class A Common Stock and 1,000 Class D Warrants, which Units were sold for $1,000 per Unit for an aggregate offering of $20,000,000 (the "Unit Offering"). On April 25, 1996, the Company completed the sale of an additional 3,000 Units as a result of the exercise of the over-allotment option granted to Blair in connection with the Unit Offering.

            On May 28, 1996, the Company and IBM executed a Letter Agreement Addendum (the "Addendum") to the January 25, 1996 Letter Agreement executed by the Company and IBM (the "IBM Resolution Agreement") pursuant to which IBM and the Company agreed that the following actions would constitute full performance under the IBM Resolution Agreement without any admission of liability by either party: (i) issuance by the Company's new contract manufacturer, Sanmina Corporation ("Sanmina"), of a purchase order to IBM for a single lot purchase of all TelePad 3 parts available from IBM (excluding parts for Blue Lightning processor cards and H8 microcontrollers) for the items, unit prices and quantities specified in IBM's TelePad 3 Parts Listing totaling $1,317,943.00 (the "Listing") attached to the IBM Resolution Agreement, provided that IBM and Sanmina may mutually agree to differences between the purchase order and the Listing; (IBM and the Company also agreed that IBM's acceptance of Sanmina's purchase orders would eliminate any requirement for a Letter of Credit from the Company for any such inventory and Sanmina's payment for such purchase orders would eliminate any liability of the Company for such inventory; as for remaining inventory, the Company and IBM agreed that Sanmina would from time to time issue purchase orders to IBM for the manufacture of Blue Lightning processor cards); (ii) except as set forth in (i) above, settlement of all other financial obligations set forth in the IBM Resolution Agreement by a single payment to IBM by the Company of $450,000 (which payment was made by the Company on May 30, 1996); and (iii) delivery by IBM to the Company of a total of 458 H8 microcontrollers programmed with the current version of firmware provided by IBM's Austin facility. IBM and the Company also agreed that the Addendum would not in any way change or modify the agreement between IBM and the Company with respect to the licensing of certain IBM software or the provision of certain services under a certain services agreement between IBM and the Company. Prior to the date hereof the Company entered into a number of interim agreements with Sanmina for the manufacture of TelePad 3s. The Company began shipping TelePad 3s on June 26, 1996.

                                  RISK FACTORS

            An investment in the securities offered hereby is highly speculative in nature, involves a high degree of risk and should be made only by investors who can afford the loss of their entire investment. In addition to the factors set forth elsewhere in this Prospectus, prospective investors should give careful consideration to the following risk factors in evaluating the Company and its business before purchasing any securities offered hereby.

            GOING CONCERN CONSIDERATIONS. The Report of the Company's Independent Auditors accompanying the Company's audited Financial Statements for the year ended December 31, 1995, contains an explanatory paragraph as to the uncertainty of the Company's ability to continue as a going concern. Among the factors cited in that Report as raising substantial doubt as to the Company's ability to continue as a going concern is that the Company has not generated sufficient revenues from the sale of its principal products to cover its operating expenses. The Company is currently negotiating a definitive agreement with Sanmina to establish a consistent manufacturing process and source of product. The inability to do so may have a material adverse effect on the Company's business and financial condition. See "-- Transition to a New Manufacturer."

            DELAYS IN PRODUCT COMMERCIALIZATION. The Company has experienced substantial technical and financial difficulties that have led to significant delays in the commencement of product commercialization. The Company also may incur additional delays in product commercialization as a result of the need to redesign the TelePad 3 processor card to accommodate a different microprocessor since it has been advised that the Blue Lightning microprocessor, a principal component of the TelePad 3, is being phased out of production by IBM, the sole source supplier of such product. The Company anticipates that the delays in commencing commercial production of the TelePad 3 it has experienced, and will continue to experience, have and may continue to adversely affect the demand for TelePad 3s as potential customers elect to purchase competing products. There can be no assurance that the Company ever will overcome technical difficulties or successfully commercialize the TelePad 3 or any other product. See "Risk Factors -- Dependence on Manufacturer and Suppliers," "--Reliance on Proprietary Component; Need to Redesign the TelePad 3," and "-- Unproven Products; Reliance on a Single Product; Need for Market Acceptance."

            SUBSTANTIAL OPERATING LOSSES; NO ASSURANCE OF SUCCESS. The Company has incurred substantial operating losses since its inception. At September 30, 1996, the Company had an accumulated deficit since inception of $27,492,082. The Company's losses have continued since that date. Such deficits reflect the cost of developmental and other start-up activities, including the industrial design, development and marketing of TelePad prototypes and management's efforts to obtain financing for the Company, without significant offsetting revenues. The Company expects to continue to incur significant losses in the future. However, management believes that it has developed a plan of operations which, if successfully implemented, should permit the Company to achieve and sustain profitable operations. The Company's proposed operations are subject to numerous risks associated with establishing any new business, including unforeseeable expenses, delays and complications, as well as specific risks of the computer industry. There can be no assurance that the Company's plan of operations will be successful, that it will be able to market any product on a commercial scale, that it will achieve or sustain profitable operations or that it will be able to remain in business.

            DEPENDENCE ON MANUFACTURER AND SUPPLIERS. The Company has no manufacturing capability and, therefore, contracts with third parties to perform its manufacturing and out-sources production of components. The TelePad 3 currently employs the IBM Blue Lightning microprocessor and, until such time, if any, as the Company completes a redesign permitting the use of another microprocessor, the Company (or Sanmina) will be required to purchase the processor cards for the TelePad 3 from IBM. IBM is the only source of Blue Lightning microprocessors. IBM has agreed to manufacture the processor cards for the Company as long as the Company continues to be in compliance with the IBM Resolution Agreement. See "--Transition to New Manufacturer" and "--Reliance on Proprietary Component; Need to Redesign the TelePad 3." The components of the TelePads are supplied by various sources. Certain of the components are highly technical in nature and, with respect to such components, there can be no assurance that the Company would be able to locate, on a timely basis or at all, alternative sources of supply. The inability to locate such alternative sources of supply may have a material adverse effect on the Company's business and financial condition.

            RELIANCE ON PROPRIETARY COMPONENT; NEED TO REDESIGN THE TELEPAD 3. The TelePad 3 currently employs the IBM Blue Lightning microprocessor. IBM has informed the Company that it no longer produces the Blue Lightning microprocessor. On January 26, 1996, IBM had an inventory of TelePad 3 parts which included Blue Lightning processors for approximately 5,000 units. Under the IBM Resolution Agreement, as amended, IBM has agreed to manufacture electronic card assemblies (i.e., motherboards, processor cards and WIMM cards) until the first to occur of (i) the approximately 5,000 Blue Lightning microprocessors have been utilized, or (ii) June 30, 1997. The Company's engineering staff has begun redesigning the TelePad 3 processor card to use a microprocessor not manufactured by IBM. The Company expects to have the new design ready for production by the end of March 1997, although there can be no assurance that the time required will not be substantially longer. In the event that IBM should not reserve Blue Lightning microprocessors, or should the redesign not be completed prior to the exhaustion of the available supply of such microprocessors, the Company would be forced to suspend any ongoing production pending completion of the redesign. Such a suspension would result in a break in supply of TelePad 3s, and may adversely affect the Company's business and financial condition.

            TRANSITION TO NEW MANUFACTURER. The Company has moved the manufacture and assembly of the TelePad 3 from IBM to Sanmina. The Company is currently operating with Sanmina under a letter of intent and certain purchase orders and is engaged in negotiations with Sanmina to establish a definitive manufacturing agreement. In addition, until such time, if any, as the Company completes the redesign of the TelePad 3 permitting the use of a microprocessor other than IBM's Blue Lightning, it will be required to purchase the microprocessor cards for the TelePad 3 from IBM. There can be no assurance as to when, if ever, the Company will be able to enter into an acceptable definitive manufacturing agreement and there can be no assurance that the Company will not experience substantial production delays in the event that an acceptable agreement is not concluded. See "-- Dependence on Manufacturer and Suppliers," "-- Reliance on Proprietary Component; Need to Redesign the TelePad 3".

            RISK OF PRODUCT LIABILITY. The Company is subject to the inherent business risk of product liability claims in the event that any of its products are alleged to have resulted in adverse effects to a user of such products. The Company does not presently carry product liability insurance, but the Company expects that it will obtain such insurance. However, there can be no assurance that adequate product liability insurance can be obtained at acceptable costs. In the event of an uninsured or inadequately insured product liability claim, the Company's business and financial condition could be materially adversely affected.

            RAPID TECHNOLOGICAL CHANGE; POSSIBLE OBSOLESCENCE. The Company's products and marketing strategy are subject to rapid technological changes, short product life cycles, product obsolescence, and rapid price erosion, particularly with respect to the hardware components which represent the most significant portion of the Company's business. The Company believes that its future success will depend in significant part upon its ability to establish full-scale production and sale of the TelePad 3 and to develop new products and services incorporating technological changes and meeting changing customer demands. To the extent products developed by the Company are based upon evolving new technology, sales of such products may be adversely affected if such technology ultimately is not widely accepted. If the Company does not successfully develop and introduce new or enhanced products in a timely manner, any competitive position the Company may develop could be lost and the Company's sales, if any, would be reduced. In this regard, IBM has announced that it no longer produces the Blue Lightning microprocessor used in the TelePad 3. While IBM has informed management that it has reserved approximately 5,000 Blue Lightning microprocessors for use in the manufacture of TelePad 3s, and management believes that this supply would be sufficient to meet the Company's needs pending design modification to permit the use of another microprocessor, should the Company not modify the design of the TelePad 3 to permit use of another microprocessor in a timely fashion, the Company's ability to produce and market its products, and its business and financial results, would be adversely affected. See "-- Reliance on Proprietary Component; Need to Redesign TelePad 3. There can be no assurance that the Company will have sufficient funds to sustain its development activities, that any such activities will be successful or that any such activities will enable the Company to obtain or maintain any competitive advantage. See "-- Going Concern Considerations."

            UNPROVEN PRODUCTS; RELIANCE ON SINGLE PRODUCT; NEED FOR MARKET ACCEPTANCE. The primary product currently being marketed by the Company is the TelePad 3. The Company purchased IBM's remaining stock of parts for the TelePad SL (the Company's original product) for $300,000 and intends to build finished TelePad

SL units using these parts if a market for the SL is then in existence and the parts can be assembled at a loss that will yield a profit. These parts are expected to yield between 200 and 400 finished units, but there is no assurance as to the number which can ultimately be built. There is no assurance that the TelePad 3 or any other product the Company may develop will achieve market acceptance. It is anticipated that many potential purchasers of the TelePad 3 will require that it pass elaborate tests performed both by the Company and, in many instances, by the user itself, prior to completion of their purchases. No assurance can be given that the TelePad 3 will satisfactorily pass such tests or, if it does, that the product will function during actual operating use at levels acceptable to users or will operate free of maintenance, product control or other performance problems for sustained periods of time. In addition, users may be reluctant to purchase any products from the Company unless they are satisfied as to the Company's ability to provide an adequate supply of its products, as well as its continued viability, as to neither of which assurance can be given. See "-- Going Concern Considerations" and "-- Substantial Operating Losses; No Assurance of Success"

            LIMITED MARKETING CAPABILITIES. Because of the sophisticated nature of its products and the early stage of development of the field force computing industry, the Company must expend substantial resources to identify prospective customers and educate them as to the merits of the Company's products and strategy. There can be no assurance the Company will have sufficient funds to market its products effectively. Further, the Company reduced its sales force in January 1995, and, therefore, there can be no assurance that remaining personnel can be retained, that new, qualified personnel will be attracted by the Company or that any marketing efforts by such personnel will be successful. In addition, the Company's marketing efforts have been and will continue to be adversely affected to the extent that its supply of products is disrupted and design defects occur. See "-- Delays in Product Commercialization," and "-- Reliance on Proprietary Component; Need to Redesign the TelePad 3." Failure to market the Company's products effectively would impair the Company's ability to generate revenues from product sales.

            COMPETITION. The Company currently is subject to substantial competition and management expects competition in the field force computing industry to intensify in the future. There can be no assurance that competing products will not be introduced that achieve greater market acceptance than, or are technologically superior to, the TelePad 3. Most of the Company's competitors and future competitors are, or can be expected to be, larger than the Company and to have more extensive experience and records of successful operations than the Company. Such competitors also have, or can be expected to have, greater financial, marketing and other resources, more employees and larger facilities than the Company now has or can be expected to have in the foreseeable future. In particular, certain of the Company's present and future competitors are, or can be expected to be, the most prominent and well-respected computer manufacturers in the world, including IBM (the Company's sole source supplier of Blue Lightning microprocessors), Fujitsu Limited, Toshiba Corp., NEC Technologies, Inc., Zenith Data Systems Corp., Symbol, Telxon, Motorola, Samsung and others. The Company believes that such companies have the resources and technological capability to produce and market products competitive with, if not superior to, the TelePads. In addition, the Company expects that other competitors will emerge and competing products will be introduced in the near future. No assurance can be given that the Company will be able to compete successfully or that competitive pressures will not adversely affect its financial performance.

            LIMITED PATENT PROTECTION. Other than the four patents on the multi-purpose handle and adjustable locking handle mechanism used on the TelePads, the Company currently does not have patents relating to its products, although its patent application for the industrial and mechanical design of the portable electronic platform which is the basis of the TelePad 3 has been allowed. There can be no assurance patents will be issued on the basis of the Company's applications. Further, the Company otherwise does not intend to pursue patents, because it does not believe that the technology it employs is patentable. While the Company views the patents relating to the multi-purpose handle used on the TelePads as important to the value of the TelePads as a whole, there can be no assurance that any issued patent will provide the Company with a meaningful competitive advantage, that competitors will not design alternatives to reduce or eliminate the benefits of any issued patent or that challenges will not be instituted against the validity or enforceability of these patents. Other companies may obtain patents claiming products or processes that are necessary for, or useful to, the development of the Company's products, in which event the Company may be required to obtain licenses for patents or for proprietary technology in order to develop, manufacture or market its products. There can be no assurance that the Company would be able to obtain such licenses on commercially reasonable terms, if at all.

            It is the Company's practice to protect its proprietary materials and processes by relying on trade secret laws and non-disclosure and confidentiality agreements. There can be no assurance that confidentiality or trade secrets will be maintained or that others will not independently develop or obtain access to such materials or processes.

            DEPENDENCE ON KEY PERSONNEL; NEED TO RETAIN TECHNICAL PERSONNEL. The Company's success will depend to a large extent upon the continued contributions of Donald W. Barrett, currently Chief Executive Officer, Ronald C. Oklewicz, currently President, and Joseph J. Elkins, currently Vice President. The loss of the services of any or all of the executive personnel could materially adversely affect the Company. The Company also has entered into an employment agreements with Messrs. Barrett, Oklewicz and Elkins. The Company has obtained term key-person life insurance coverage in the amount of $2,000,000 on the life of Mr. Oklewicz.

            The success of the Company also will depend, in part, upon its ability to retain qualified engineering and other technical and marketing personnel. There is significant competition for technologically qualified personnel in the geographical area of the Company's business and there can be no assurance that the Company will be successful in recruiting or retaining qualified personnel.

            GOVERNMENT REGULATION. The TelePad 3 and the TelePad SL are subject to government regulation of electromagnetic emissions that are conducted from the devices over power lines, when the devices are operated from AC wiring, and radiated through the air. In particular, the regulations of the Federal Communications Commission ("FCC") require products of this kind to have been approved by the FCC as meeting the Class B digital device requirements under Parts 2 and 15 of the FCC rules before the products may be marketed (i.e. imported, sold or leased or advertised for sale or lease). These regulations are designed to minimize interference with certain other electronic products and communications services. The approvals (a form of equipment authorization known as "certification") are granted only after the products have passed various electromagnetic compatibility tests and an application submitted to the FCC has been granted. The FCC approves equipment of the kind produced by the Company only on the condition that operation of the equipment not cause interference to licensed radio communications and that the equipment accept interference from licensed radio facilities, even if the interference results in undesirable operation of the equipment. Modems that the Company sells for the connection of the TelePad SL and the TelePad 3 to the public switched telephone line are subject to certification under the FCC Rules in the same manner and subject to an additional approval requirement of "registration" under Part 68 of the FCC Rules governing certain telephone equipment.

            Although the TelePad 3 and TelePad SL have received FCC certification, the devices must continue to comply with federal regulations. Changes in the design of the products generally will require the Company to have the products reexamined as to continued compliance. Depending on the nature of the change, the products may be subject to the receipt of new or modified approvals before the changed products may be marketed.

            The Company also must ensure that the TelePad 3 and TelePad SL comply with the Occupational Safety and Health Act ("OSHA") regulations requiring electrical equipment to have been approved for safety by a nationally recognized testing laboratory. Safety approvals for the TelePad SL and the TelePad 3 have been obtained. Changes in either device may require retesting and further approvals, which could result in delay that could have an adverse material effect on the Company.

            To the extent that the Company desires to sell its products internationally, it also will be required to comply with the regulations of other nations as to electrical emissions and safety, some of which may be expected to be more stringent than those imposed by the FCC or under regulations adopted by OSHA. In particular, the TelePad 3 currently is certified for sale within the European Union (the "EU"), whose standards are more stringent, in order to permit export to members of the EU, including the United Kingdom.

            To  the  extent  that  the  Company  sells  products,   directly  or
indirectly, to the United States Government, the Company's contracts and subcontracts will be subject to termination, reduction or modification at the Government's convenience.

            Failure to comply with FCC, OSHA and other governmental regulations would have a material adverse effect on the Company. The delay associated with obtaining any future approvals may also have a material adverse effect on the Company.

            POSSIBLE ADVERSE EFFECTS OF AUTHORIZATION OF PREFERRED STOCK; ANTI-TAKEOVER EFFECTS. The Company's Second Restated Certificate of Incorporation, as amended (the "Charter"), authorizes the issuance of a maximum of 5,000,000 shares of Preferred Stock on terms which may be fixed by the Company's Board of Directors without further stockholder action. The terms of any series of Preferred Stock, which may include priority claims to assets and dividends, and special voting rights, could adversely affect the rights of holders of the Class A Common Stock. The issuance of Preferred Stock could make the possible takeover of the Company or the removal of management of the Company more difficult, discourage hostile bids for control of the Company in which stockholders may receive premiums for their shares of Class A Common Stock, or otherwise dilute the rights of holders of Class A Common Stock and the market price of the Class A Common Stock. See "Description of Securities -- Preferred Stock."

            CONTROL BY PRESENT STOCKHOLDERS AND MANAGEMENT. The Company's former
Chairman of the Board of Directors, Scott J. Dankman, owns 150,000 shares of Class B Common Stock (excluding options), representing approximately 6.15% of the total voting power of the Company. Mr. Dankman has granted an irrevocable voting proxy covering all such shares to the Company's non-employee directors. Including such shares, the Company's officers and directors have approximately 11.5% of the voting power of the Company's Common Stock. As a result, they may be able to influence the election of the Company's directors and otherwise influence control over the Company's operations. Furthermore, the disproportionate vote afforded the Class B Common Stock could also serve to impede or prevent a change of control of the Company. As a result, potential acquirers may be discouraged from seeking to acquire control of the Company through the purchase of Class A Common Stock, which could depress the price of the Company's securities. See "Description of Securities."

            NO DIVIDENDS. The Company has not paid any cash dividends and does not presently intend to pay cash dividends. It is not likely that any cash dividends will be paid in the foreseeable future.

            POSSIBLE ADVERSE EFFECT OF INVESTIGATION BY SECURITIES AND EXCHANGE COMMISSION OF D. H. BLAIR INVESTMENT BANKING CORP. AND D.H. BLAIR AND CO., INC. AND ISSUERS WHOSE SECURITIES WERE UNDERWRITTEN THEREBY. The Commission is conducting an investigation concerning various business activities of Blair, the Company's underwriter (the "Underwriter") and D.H. Blair & Co., Inc. ("Blair & Co."). The investigation appears to be broad in scope, involving numerous aspects of the Underwriter's and Blair & Co.'s compliance with the Federal securities laws and compliance with the Federal securities laws by issuers whose securities were underwritten by the Underwriter or Blair & Co., or in which Blair & Co. made over-the-counter markets, persons associated with such entities, such issuers and other persons. The Company has been advised by the Underwriter that the investigation has been ongoing since at least 1989 and that the Underwriter is cooperating with the investigation. The Underwriter cannot predict whether this investigation will ever result in any type of formal enforcement action against the Underwriter or Blair & Co., or, if so, whether any such action might have an adverse effect on the Underwriter or the securities offered hereby. Blair & Co. makes a market in the Company's securities. An unfavorable resolution of the Commission's investigation could have the effect of limiting Blair & Co.'s ability to make a market in the Company's securities, which could adversely affect the liquidity or price of such securities.

            POSSIBLE RESTRICTIONS ON MARKET MAKING ACTIVITIES IN COMPANY'S SECURITIES. Blair & Co. currently makes a market in the Company's securities. Rule 10b-6 under the Exchange Act may prohibit Blair & Co. from engaging in any market making activities with regard to the Company's securities for the period from nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation by Blair & Co. of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that Blair & Co. may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Blair & Co. may be unable to provide a market for the Company's securities during the period while Warrants are exercisable. In addition, under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the securities offered hereby may not simultaneously engage in market-making activities with respect to any securities of the Company for the applicable "cooling off" period (at least two and possibly nine business days) prior to the commencement of such distribution. Accordingly, in the event the Underwriter or Blair & Co. is engaged in a distribution of the securities offered hereby, neither of such firms will be able to make a market in the Company's securities during the applicable restrictive period. Any temporary cessation of such market-making activities could have an adverse effect on the market price of the Company's securities.

            POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS. On or prior to September 27, 2000, the Company may redeem the Class C Warrants at a redemption price of $.05 per Warrant upon 30 days' prior written notice if the average bid price per share of the Class A Common Stock exceeds $8.00 (subject to adjustment) for 30 consecutive trading days ending within 15 days of the notice of redemption. Redemption of the Class C Warrants could force the holders to exercise such Warrants and pay the exercise price for such Warrants at a time when it may be disadvantageous for them to do so, to sell the Warrants at the then-current market price when they might otherwise wish to hold such Warrants, or to accept the redemption price, which, at the time such Warrants are called for redemption, is likely to be substantially less than the market value of such Warrants. The Company will not call the Class C Warrants for redemption except pursuant to a currently effective prospectus and registration statement. See "Description of Securities -- Warrants."

            CURRENT  PROSPECTUS  AND STATE  REGISTRATION  REQUIRED  TO  EXERCISE
WARRANTS. A holder only will be able to exercise Class C Warrants if (i) a current prospectus under the Securities Act, relating to the securities underlying the Class C Warrants, is then in effect and (ii) such securities are qualified or registered for sale or exempt from qualification or registration under the applicable securities laws of the jurisdiction in which the holder resides. Although the Company has undertaken to use its best efforts to maintain the effectiveness of a current prospectus relating to the securities underlying the Class C Warrants, there can be no assurance, due to financial and other resource constraints, that the Company will be able to do so. The value of the Class C Warrants may be significantly adversely affected if a current prospectus relating to the securities issuable upon exercise thereof is not kept effective. Similarly, the value of the Class C Warrants may be significantly adversely affected if such securities are not qualified or registered, or exempt from qualification or registration, in the jurisdiction of residence of a holder wishing to exercise such Warrants. The Company has qualified or registered its securities, or established the availability of exemption from registration, with respect to the securities underlying the Class C Warrants in the following jurisdictions which, according to the records of the Company and Blair, represent the jurisdictions in which warrantholders reside: California, Colorado, Connecticut, Delaware, the District of Columbia, Florida, Georgia, Illinois, Indiana, Louisiana, Maryland, Nebraska, New Hampshire, New Jersey, New York, Oregon, Pennsylvania and Virginia. The Warrants may not be exercised in certain states unless a notice has been filed pursuant to an available exemption or a registration has been filed. Although none of the IPO Units, 1994 PPO Units or 1995 PPO Units knowingly were sold to persons residing in jurisdictions in which they were not qualified or registered for sale or subject to an available exemption from such qualification or registration, original purchasers may have moved to jurisdictions, and purchasers of Warrants in the aftermarket may reside in or may move to jurisdictions, in which the securities underlying the Warrants are not so qualified, registered or exempt. In this event, the Company would not be able to issue shares of Class A Stock to a holder desiring to exercise his or her Class C Warrants until the underlying securities could be qualified or registered for sale, or an exemption established, in the jurisdiction in which such holder resides. See "Description of Securities -- Warrants."

            RISK OF LOW-PRICED STOCKS. If the Company's securities were delisted from Nasdaq they may become subject to Rule 15c2-6 under the 1934 Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000 or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may adversely affect the ability of purchasers in this offering to sell any of the securities acquired hereby in the secondary market.

            The Commission has adopted regulations which define a "penny stock" to be an equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

            The foregoing required penny stock restrictions will not apply to the Company's securities to the extent such securities are listed on Nasdaq and have certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. In any event, even if the Company's securities are exempt from such restrictions, the Company would remain subject to Section 15(b)(6) of the 1934 Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest.

            If the Company's securities were subject to the rules on penny stocks, the market liquidity for the Company's securities could be severely adversely affected.

                                 USE OF PROCEEDS

            Holders are not obligated to exercise their Options and there can be no assurance that holders will exercise all or any of their Options. The Company intends to use any net proceeds received upon the exercise of the Options for general corporate purposes and working capital to support anticipated growth, including possible acquisitions, the production of the TelePad 3 and related hardware and software products and the development of additional products. The Company does not currently have any agreements, commitments or arrangements with respect to any proposed acquisitions and there can be no assurance that any acquisition will be consummated. There can be no assurance that any Options will be exercised and, therefore, there can be no assurance that the Company will realize any net proceeds from the exercise of the Options. The Company will receive no proceeds from sales of securities, if any, by the Selling Securityholders. See "Selling Securityholders and Plan of Distribution."

                            DESCRIPTION OF SECURITIES

GENERAL

            The authorized capital stock of the Company consists of an aggregate of 94,406,937 shares of Class A Common Stock, par value $.01 per share, 593,063 shares of Class B Common Stock, and 5,000,000 shares of Preferred Stock. As of the date hereof, there were outstanding 11,520,037 shares of Class A Common Stock and 150,000 shares of Class B Common Stock.

IPO UNITS

            Each IPO Unit consists of one share of Class A Common Stock, one Class A Warrant and one Class B Warrant. Each Class A Warrant currently entitles the holder to purchase approximately 1.44 shares of Class A Common Stock (as adjusted) and one Class B Warrant.

            Each Class B Warrant currently entitles the holder to purchase approximately 1.44 shares of Class A Common Stock (as adjusted). The Class A Common Stock, Class A Warrants and Class B Warrants became separately transferable upon issuance.

COMMON STOCK

            Class A Common Stock

            Holders of Class A Common Stock have one vote per share on each matter submitted to a vote of the stockholders. Holders of the Class A Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Class A Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Class A Common Stock are entitled to share equally in dividends from legally available sources as determined by the Board of Directors, subject to any preferential dividend rights of the Preferred Stock (described below). Upon dissolution or liquidation of the Company, whether voluntary or involuntary, holders of the Class A Common Stock are entitled to receive assets of the Company available for distribution to the stockholders, subject to the preferential rights of the Preferred Stock.

            Class B Common Stock

            The Class B Common Stock is substantially identical to the Class A Common Stock, except that (i) the holders of Class B Common Stock have five votes per share on each matter considered by stockholders and the holders of the Class A Common Stock have one vote per share on each matter considered by stockholders; (ii) if stock dividends, splits, distributions, reverse splits, combinations, reclassification of shares, or other recapitalizations (collectively, "Recapitalizations") are declared or effected, such Recapitalizations shall be effected in a like manner with respect to the Class A Common Stock and the Class B Common Stock and payments in shares of capital stock shall be paid in shares of Class A Common Stock with respect to the Class A Common Stock and the Class B Common Stock; and (iii) shares of Class B Common Stock are convertible into shares of Class A Common Stock at the option of the holder at any time.

            In addition, the transferability of the Class B Common Stock is restricted by the Company's Charter, unless the shares are first converted into Class A Common Stock. There is no trading market for the Class B Common Stock and none will develop. All shares of Class B Common Stock held by any stockholder automatically convert to Class A Common Stock if the beneficial owner transfers such shares of Class B Common Stock or upon the death of the holder of the Class B Common Stock. Scott J. Dankman, former Chairman of the Board of Directors of the Company, holds all of the outstanding shares and options to purchase shares of Class B Common Stock. Mr. Dankman has granted a proxy covering these shares to the Directors of the Company who are not also employees. Presently, there are 150,000 shares of Class B Common Stock issued and outstanding. There are 37,500 options to purchase Class B Common Stock outstanding.

            The difference in voting rights increases the voting power of holders of Class B Common Stock (or their proxy) and accordingly may have an anti-takeover effect. The existence of the Class B Common Stock may make the Company a less attractive target for a hostile takeover bid or render more difficult or discourage a merger proposal, an unfriendly tender offer, a proxy contest, or the removal of incumbent management, even if such transactions were favored by the Class A stockholders of the Company. Thus, such stockholders may be deprived of an opportunity to sell their shares at a premium over prevailing market prices in the event of a hostile takeover bid. Those seeking to acquire the Company through a business combination will be compelled to consult first with the holders of Class B Common Stock (or their proxy) in order to negotiate the terms of such business combination. Any such proposed business combination will have to be approved by the Board of Directors, and if stockholder approval were required, the approval of the holders of Class B Common Stock will be necessary before any such business combination can be consummated.

PREFERRED STOCK

            Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to determine the rights, preferences, privileges and restrictions granted to, and imposed upon any series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series, subject, to the consent of the existing holders of preferred stock, in certain instances. The issuance of Preferred Stock could be used, under certain circumstances, as a method of preventing a takeover of the Company and could permit the Board of Directors, without any action of the holders of the Common Stock to issue Preferred Stock which could have a detrimental effect on the rights of holders of the Common Stock, including loss of voting control. Anti-takeover provisions that could be included in the Preferred Stock when issued may depress the market price of the Company's securities and may limit stockholders' ability to receive a premium on their shares of Common Stock by discouraging takeover and tender offer bids. As of the date of this Prospectus, no shares of Preferred Stock were outstanding.

WARRANTS

            Class A Warrants

            Each Class A Warrant currently entitles the registered holder to purchase approximately 1.44 shares of Class A Common Stock and one Class B Warrant, at a per share exercise price of $4.71 through the close of business on July 15, 1998, provided that at such time a current prospectus relating to the Class A Common Stock and the Class B Warrants is in effect and the Class A Common Stock and the Class B Warrants are qualified for sale or exempt from qualification under applicable state securities laws. The Class A Warrants are transferable separately from the Class A Common Stock issued with such Class A Warrants as part of the IPO Units.

            The Class A Warrants are currently redeemable by the Company on 30 days' prior written notice at a redemption price of $.05 per Class A Warrant, provided the average closing bid price of the Company's Class A Common Stock for any 30 consecutive business days ending within 15 days of the notice of redemption exceeds $9.50 per share (subject to adjustment by the Company, as described below, in the event of any reverse stock split or similar events). The notice of redemption will be sent to the registered address of the registered holder of the Class A Warrant. All Class A Warrants must be redeemed if any are redeemed; provided, however, that the Class A Warrants underlying the IPO Unit Purchase Option may not be called for redemption. See "Plan of Distribution."

            Class B Warrants

            Each Class B Warrant currently entitles the registered holder to purchase approximately 1.44 shares of Class A Common Stock at a per share exercise price of $6.81 per share at any time from the date of issuance through the close of business on July 15, 1998, provided that at such time a current prospectus relating to the Class A Common Stock is then in effect and the Class A Common Stock is qualified for sale or exempt from qualification under applicable state securities laws. The Class B Warrants included in the Units are transferable separately from the Class A Common Stock and the Class B Warrants underlying the Class A Warrants will be separately transferable from the Class A Common Stock received upon exercise of the Class A Warrants.

            The Class B Warrants are currently redeemable by the Company on 30 days' prior written notice at a redemption price of $.05 per Class B Warrant, provided the average closing bid price of the Class A Common Stock for any 30 consecutive business days ending within 15 days of the notice of redemption exceeds $13.80 per share (subject to adjustment by the Company, as described below, in the event of any reverse stock split or similar events). The notice of redemption will be sent to the registered address of the registered holder of the Class B Warrant. All Class B Warrants must be redeemed if any are redeemed; provided, however, that the Class B Warrants subject to the IPO Unit Purchase Option may not be called for redemption. See "Plan of Distribution."

            Class C Warrants

            Each Class C Warrant currently entitles the registered holder to purchase one share of Class A Common Stock at an exercise price of $3.65 per share any time through the close of business on September 27, 2000, provided that at such time a current prospectus relating to the Class A Common Stock is then in effect and the Class A Common Stock is qualified for sale or exempt from qualification under applicable state securities laws.

            The Class C Warrants are currently redeemable by the Company on 30 days' prior written notice at a redemption price of $.05 per Class C Warrant, provided the average closing bid price of the Class A Common Stock for any 30 consecutive business days ending within 15 days of the notice of redemption exceeds $8.00 per share (subject to adjustment by the Company, as described below, in the event of any reverse stock split or similar events). The notice of redemption will be sent to the registered address of the registered holder of the Class C Warrant. All Class C Warrants must be redeemed if any are redeemed; provided, however, that the Class C Warrants subject to the 1994 PPO Unit Purchase Option granted to Blair (the "1994 PPO Unit Purchase Option") and the 1995 PPO Unit Purchase Option granted to Blair (the "1995 PPO Unit Purchase Option") may not be called for redemption. See "Plan of Distribution."

            Class D Warrants

            Each Class D Warrant entitles the registered holder to purchase one share of Class A Common Stock at a per share exercise price of $3.50 at any time through the close of business on the fifth anniversary of the date of this Prospectus, provided that at such time a current prospectus relating to the Class A Common Stock is in effect and the Class A Common Stock is qualified for sale or exempt from qualification under applicable state securities laws. See "Risk Factors -- Current Prospectus and State Registration Required to Exercise Warrants."

            The Class D Warrants are subject to redemption by the Company starting on the first anniversary of the Effective Date at a redemption price of $0.05 per Class D Warrant, on 30 days' written notice, if the closing bid price of the Class A Common Stock exceeds $7.00 (subject to adjustment by the Company, in the event of any reverse stock split or similar events) for 30 consecutive business days ending within 15 days of the date on which notice of redemption is given. The notice of redemption will be sent to the registered address of the registered holder of the Class D Warrant. All Class D Warrants must be redeemed if any are redeemed; provided, however, that the Class D Warrants underlying the Unit Purchase Option granted to Blair in connection with the Company's 1996 unit offering may not be called for redemption. See "Plan of Distribution."

            General

            The Class A Warrants, Class B Warrants, Class C Warrants and Class D Warrants (collectively, "Warrants") were issued pursuant to warrant agreements (the "Warrant Agreements") among the Company, Blair and American Stock Transfer & Trust Company as warrant agent (the "Warrant Agent"), and are evidenced by warrant certificates in registered form. The exercise prices of the Warrants and the number and kind of shares of Class A Common Stock or other securities and property to be obtained upon exercise of the Company Warrants are subject to adjustment in certain circumstances including a stock split of, or stock dividend on, or a subdivision, combination or recapitalization of, the Common Stock or the issuance of shares of Common Stock at less than the market price of the Common Stock. The exercise prices of the Class A Warrants, Class B Warrants and Class C Warrants and the number of shares of Class A Common Stock underlying the Warrants have been adjusted to give effect to the dilution caused by the 1994 Private Placements, the 1995 Private Placement and the Company's 1995 bridge financing transaction in connection with the Company's 1996 unit offering. Additionally, an adjustment would be made upon the sale of all or substantially all of the assets of the Company for less than the market value, a merger or other unusual events (other than share issuances pursuant to employee benefit and stock incentive plans for directors, officers and employees of the Company) so as to enable Warrant holders to purchase the kind and number of shares or other securities or property (including cash) receivable in such event by a holder of the kind and number of shares of Class A Common Stock that might otherwise have been purchased upon exercise of such Warrant. No adjustment for previously paid cash dividends, if any, will be made upon exercise of the Warrants. The Company is not required to issue fractional shares of Class A Common Stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares.

            The Warrants may be exercised upon surrender of the certificate representing such Warrants on or prior to the expiration date (or earlier redemption date) of such Warrants at the offices of the Warrant Agent with the form of "Election of Purchase" on the reverse side of the warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified or bank check payable to the order of the Company) for the number of Company Warrants being exercised. Shares of Class A Common Stock issued upon exercise of Company Warrants for which payment has been received in accordance with the terms of the Warrants, will be fully paid and non-assessable. The Warrants may not be exercised unless there is an available exemption or the underlying securities have been registered.

            The Warrants do not confer upon the holder any voting or other rights of the stockholder of the Company. Upon notice to the warrant holders, the Company has the right to reduce the exercise price or extend the expiration date of the Class A, Class B and Class C Warrants. Although this right is intended to benefit Warrant holders, to the extent the Company exercises this right when the Warrants would otherwise be exercisable at a price higher than the prevailing market price of the Class A Common Stock, the likelihood of exercise, and resultant increase in the number of shares outstanding, may result in making more costly, or impeding, a change in control in the Company.

TRANSFER AGENT AND WARRANT AGENT

            The Company's transfer and warrant agent for the IPO Units, Class A Common Stock and the Warrants is American Stock Transfer & Trust Company, New York, New York.

                SELLING SECURITYHOLDERS AND PLAN OF DISTRIBUTION

            An aggregate of up to 550,567 outstanding shares of Class A Common Stock and 256,218 Class C Warrants, may be offered for resale by Selling Securityholders. Of these, 524,317 shares of Class A Common Stock and all of such Class C Warrants were received by Securityholders in connection with the Private Placements, and 26,250 shares were issued upon the exercise of a certain option previously granted by the Company as described below.

            The following table sets forth certain information with respect to each Selling Securityholder for whom the Company is registering Class A Common Stock and/or Class C Warrants for resale to the public which shares and Warrants were issued in connection with the Private Placements. Each Selling Securityholder is registering or has registered all of the Class C Warrants held thereby and each such Selling Securityholder, is registering or has registered all of the Class A Common Stock held thereby. Consequently, in each case with respect to Class C Warrants and with respect to Class A Common Stock, if the maximum amount is sold, either pursuant to this Prospectus or pursuant to a prospectus of the Company dated March 29, 1996, which provided for the registration of certain securities of the Company (including shares of Class A Common Stock and Class C Warrants), the Selling Securityholder will own no Class C Warrants or Common Stock. The Company will not receive any of the proceeds from the sale of such securities. Except for John Diesel, Sydney Dankman and Ronald Oklewicz, there are no material relationships between any of such Selling Securityholders and the Company or any of its predecessors or affiliates, nor have any such material relationships existed within the past three years other than a prior consulting arrangement between the Company and Mr. Morris Sedaka. The Warrants may not be exercised unless there is an available exemption or the underlying securities have been registered.

                                                   CLASS A COMMON STOCK                 CLASS C WARRANTS
                                           --------------------------------     ---------------------------------
                                              BENEFICIAL          MAXIMUM          BENEFICIAL           MAXIMUM
    SELLING SECURITYHOLDER                    OWNERSHIP            AMOUNT           OWNERSHIP            AMOUNT
                                           PRIOR TO OFFERING     TO BE SOLD     PRIOR TO OFFERING      TO BE SOLD
-----------------------------------------------------------------------------------------------------------------
Magid M. Abraham                                  50,000                 0            27,497             1,000
David Boone                                       12,500            12,500             6,874             6,874
Boyer & Scheive Pension Fund                      12,500            12,500             6,875             6,875
James E. Butler                                   50,000            50,000            27,494            27,494
Calmerica, Inc.                                    6,250             6,250             3,438             3,438
Michael Cantor                                         0                 0            13,749               500
John Constantino & Marion Constantino                  0                 0             1,719               124
Philip Cramer                                     12,500            12,500             6,875             6,875
Sydney J. Dankman                                 85,286            85,286            13,750            13,750
John P. Diesel & Joy Guernsey Diesel              37,750             2,500            17,187               999
Robert Donohue                                     6,250             6,250             3,438             3,438
Donald G. Drapkin                                 62,500                 0            34,370               995
Jules Dreyfus                                     12,500            12,500             6,874             6,874
Ralph Falk II                                     25,000            25,000            13,747            13,747
Barry Fradkin                                      6,250             6,250             3,438             1,238
William Frankel                                    6,250             6,250             3,438             3,438
Irving L. Goldman                                 31,250                 0            17,185               250
James J. Higbee                                    6,250             6,250             3,437             3,437
Andrew Alan Holder                                 6,250                 0             3,438             3,438
Thomas M. Horrigan                                 6,250             6,250             3,437             3,437
Steven P. Hurlburt                                34,375                 0            18,905               909
Douglas M. Jordan & Wendy A. Jordan               12,500            12,500             6,875             6,875
Alan C. Levinson & Stephanie Levinson                  0                 0             3,438             3,438
David Moiola                                      12,500            12,500             6,875             6,875
John Motulsky, IRA Account                         6,250             6,250             3,438             3,438
Thomas J. Myers Revocable Trust                   25,000                 0            13,750            13,750
Eric P. Neibart                                   18,750                 0            10,312               497
Ronald C. Oklewicz & Renette G. Oklewicz          17,781            17,781             3,438             3,438
Michael Ornstein                                  12,500            12,500             6,874             6,874
Melvin Paradise, Julius Horowitz & Elizabeth
Krulik, Executors, Estate of Lawrence Krulik      12,500            12,500             6,875             6,875
Michael Patoff & Mary Patoff                       3,125                 0             1,719             1,719
Alan Perl                                         12,500                 0             6,875             6,875
Chester A. Powell, IRA                            12,500            12,500             6,875             6,875
Darell L. Price & Bonita L. Price                  6,250             6,250             3,438             3,438
Prudential Securities C/F Fay R. Devine, IRA      25,000            25,000            13,750            13,750
Matt C. Schilowitz                                43,750            43,750            24,060            24,060
Morris Sedaka                                     26,250            26,250                 0                 0
Eugene Silverman                                  18,750                 0            10,312               499
Steven Sklow                                      18,750                 0            10,312               499
George R. Slater, Trustee, the George R. Slater
Irrevocable Trust                                  6,250             6,250             3,438             3,438
Robert M. Smith, IRA                                   0                 0             3,438             3,438
Patrick J. Storm & Marie A. Storm                  6,250             6,250             3,438             3,438
Edward Tawil & Susan E. Tawil                      6,250             6,250             3,437             3,437
Laurel R. Tennis, IRA                                  0                 0             6,875             6,875
Mike Teofilovich                                  12,500            12,500             6,875             6,875
Venturetek L.P.                                   25,000            25,000            13,750            13,750


                                                   CLASS A COMMON STOCK                 CLASS C WARRANTS
                                           --------------------------------     ---------------------------------
                                              BENEFICIAL          MAXIMUM          BENEFICIAL           MAXIMUM
    SELLING SECURITYHOLDER                    OWNERSHIP            AMOUNT           OWNERSHIP            AMOUNT
                                           PRIOR TO OFFERING     TO BE SOLD     PRIOR TO OFFERING      TO BE SOLD
-----------------------------------------------------------------------------------------------------------------
Harold H. Wippler & Charleen E. Wippler                0                 0             3,438             3,438
Aaron Wolfson                                     12,500            12,500             6,874             6,874
Abraham Wolfson                                    6,250             6,250             3,437             3,437
Morris Wolfson                                    25,000            25,000            13,747            13,747
Xanadu Associates L.L.C.                          12,500                 0             6,875               500
Herman Zeller                                     12,500            12,500             6,874             6,874
=================================================================================================================
Total                                            875,567           550,567           458,877           256,218
-----------------------------------------------------------------------------------------------------------------

PLAN OF DISTRIBUTION OF THE SELLING SECURITYHOLDERS

            The securities offered hereby are being offered on behalf of the Selling Securityholders. No underwriter is being utilized in connection with this offering.

            The sale of the securities by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, through the writing of options on the securities, a combination of such methods of sale or otherwise. Sales may be made at final prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

            The Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commission).

            Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of Class A Common Stock and/or Warrants of the Selling Securityholders may not simultaneously engage in market making activities with respect to any securities of the Company for a period of at least two (and possibly nine) business days prior to the commencement of such distribution. Accordingly, in the event Blair is engaged in a distribution of the shares of Class A Common Stock and/or Warrants of the Selling Securityholders, such firm will not be able to make a market in the Company's securities during the applicable restrictive period. However, Blair has not agreed nor is Blair obligated to act as a broker/dealer in the sale of the shares of Class A Common Stock and/or Warrants of the Selling Securityholders and the Selling Securityholders may be required, and in the event Blair is a market maker, will likely be required, to sell such securities through another broker/dealer. In addition, each Selling Securityholder desiring to sell shares of Class A Common Stock and/or Warrants will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of the purchases and sales of the Company's securities by such Selling Securityholders.

            The Selling Securityholders and broker-dealers, if any, acting in connection with such sale might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

            The Company has agreed to pay Blair a Solicitation Fee of 4% of the aggregate exercise price of each Warrant which is exercised, if (i) the market price of the Class A Common Stock on the date the Warrant is exercised is greater than the exercise price of the Warrant; (ii) the exercise of the Warrant was solicited by a member of the NASD; (iii) the Warrant is not held in a discretionary account; (iv) disclosure of compensation arrangements was made both at the time of the offering and at the time of exercise of the Warrant; and
(v) the
solicitation of exercise of the Warrants was not in violation of Rule 10b-6 as promulgated under the Exchange Act or respective state blue sky laws. Any costs incurred by the Company in connection with the exercising of the Warrants shall be borne by the Company. Certain states limit or restrict the payment of commissions in conjunction with the exercise of warrants. Any exercise of the Warrants in those states will not result in the payment of the Solicitation Fee.

            Unless granted an exemption by the Commission from Rule 10b-6, Blair will be prohibited from engaging in any market making activities with regard to the Company's securities for the period from nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that Blair may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Blair may be unable to continue to make a market in the Company's securities during certain periods while the Warrants are exercisable.

            Blair acted as the underwriter of the Company's Initial Public Offering in July 1993, a public offering in March 1996 and as the placement agent in the Private Placements. In connection with the Initial Public Offering and subsequent public offering and the Private Placements, the Company and Blair agreed to indemnify each other against certain liabilities in connection with such prior offerings and this offering including liabilities under the Securities Act.

            In connection with the Initial Public Offering, the Company agreed to sell to Blair and its designees, for nominal consideration, the IPO Unit Purchase Option to purchase up to 155,000 IPO Units at an adjusted exercise price of $4.90 per IPO Unit. The IPO Unit Purchase Option and the underlying securities may not be sold, assigned or transferred for three years from the date of issuance except to officers of Blair or to any NASD member participating in the offering and is exercisable during the period ending July 15, 1997.

            In connection with the 1994 Private Placement, the Company agreed to sell to Blair and its designees, for nominal consideration, the 1994 PPO Unit Purchase Option to purchase up to 31,425 PPO Units at an adjusted exercise price of $3.63 per PPO Unit. The 1994 PPO Unit Purchase Option is exercisable until the close of business on September 18, 2000.

            In connection with the 1995 Private Placement, the Company agreed to sell to Blair and its designees, for nominal consideration, the 1995 PPO Unit Purchase Option to purchase up to 15.45 PPO Units at an adjusted exercise price of $3.65 per PPO Unit. The 1995 PPO Unit Purchase Option is exercisable until the close of business on September 18, 2000.

            In connection with the 1996 public offering, the Company agreed to sell to Blair and its designees, for nominal consideration, a Unit Purchase Option (the "1996 Unit Purchase Option") to purchase up to 2,000 units (each unit consisting of 285 shares of Class A Common Stock and 1,000 Redeemable Class D Warrants the "1996 Units") at an exercise price of $1,400 per 1996 Unit. The 1996 Unit Purchase Option and the underlying securities may not be sold, assigned or transferred for three years from the date of issuance except to officers of Blair or to any NASD member participating in the offering, and is exercisable during the two-year period commencing March 29, 1999.

            Blair has informed the Company that the Commission is conducting an investigation concerning various business activities of Blair & Co., a selling group member which distributed substantially all of the securities offered in the Initial Public Offering, the 1996 public offering and the Private Placements. The investigation appears to be broad in scope, involving numerous aspects of Blair and Blair & Co.'s compliance with the federal securities laws and compliance with federal securities laws by issuers whose securities were underwritten by Blair or Blair & Co., or in which Blair or Blair & Co. made over-the-counter markets, persons associated with Blair or Blair & Co., such issuers and other persons. The Company has been advised by Blair that the investigation has been ongoing since at least 1989 and that it is cooperating with the investigation. Blair cannot predict whether this investigation will ever result in any type of formal enforcement action against Blair or Blair & Co., or, if so, whether any such action might have an adverse effect on Blair or the Company's securities, including those offered hereby. Blair & Co. makes a market in the securities. An unfavorable resolution of the Commission's investigation could have the effect of limiting such firm's ability to make a market in the Company's securities, which could affect the liquidity or price of such securities.

                                  LEGAL MATTERS

            The validity of the Common Stock offered hereby will be passed upon by Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York.

                                     EXPERTS

            The financial statements of TelePad Corporation appearing in Telepad Corporation's Annual Report (form 10-K SB) for the year ended December 31, 1995 and for the years then ended, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which report contains an explanatory paragraph indicating substantial doubt about the ability of the Company to continue as a going concern as mentioned in Note 2 to the financial statements) incorporated by reference therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

            The Company has filed with the Commission, Washington, D.C. 20549, a Registration Statement under the 1933 Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement may be inspected without charge at the Commission's principal office, and copies of all or any part of the Registration Statement may be obtained from such office upon the payment of the fees prescribed by the Commission.

======================================   =======================================

      NO PERSON HAS BEEN AUTHORIZED IN
CONNECTION   WITH  THE  OFFERING  MADE
HEREBY TO GIVE ANY  INFORMATION  OR TO
MAKE ANY  REPRESENTATION NOT CONTAINED
IN THIS  PROSPECTUS OR A SUPPLEMENT TO
THIS  PROSPECTUS,  AND,  IF  GIVEN  OR
MADE,     SUCH      INFORMATION     OR
REPRESENTATION MUST NOT BE RELIED UPON
AS  HAVING  BEEN   AUTHORIZED  BY  THE
COMPANY,  THE SELLING  STOCKHOLDER  OR
ANY   OTHER   PERSON.   NEITHER   THIS
PROSPECTUS  NOR ANY SUPPLEMENT TO THIS
PROSPECTUS  CONSTITUTES  AN  OFFER  TO   357,880 SHARES OF CLASS A COMMON STOCK
SELL OR A SOLICITATION  OF AN OFFER TO
BUY,  ANY  SECURITIES  OTHER  THAN THE             TELEPAD CORPORATION
SECURITIES  TO WHICH IT  RELATES OR AN
OFFER TO SELL OR THE  SOLICITATION  OF
AN OFFER TO BUY SUCH SECURITIES IN ANY
JURISDICTION  WHERE,  OR TO ANY PERSON
TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN
OFFER  OR  SOLICITATION.  NEITHER  THE
DELIVERY  OF THIS  PROSPECTUS  NOR ANY
SUPPLEMENT TO THIS  PROSPECTUS NOR ANY
SALE  MADE   HEREUNDER  OR  THEREUNDER
SHALL, UNDER ANY CIRCUMSTANCES, CREATE
ANY IMPLICATION THAT THERE HAS BEEN NO                 PROSPECTUS
CHANGE IN THE  AFFAIRS OF THE  COMPANY
SINCE THE DATE  HEREOF OR  THEREOF  OR
THAT THE INFORMATION  CONTAINED HEREIN
IS CORRECT  AS OF ANY TIME  SUBSEQUENT
TO  THE   DATES  AS  OF   WHICH   SUCH
INFORMATION IS FURNISHED.


         -----------------

         TABLE OF CONTENTS
                                  Page
                                  ----
Available Information............... 7
Information Incorporated by
 Reference.......................... 7
Introduction........................ 8
The Company......................... 8
Risk Factors........................ 9
Use of Proceeds.....................15
Description of Securities ..........15
Selling Securityholders and
  Plan of Distribution..............19
Legal Matters.......................23
Experts.............................23
Additional Information..............23            _____________ , 1996


======================================   =======================================

                         [ALTERNATE FRONT COVER PAGE FOR

                     PROSPECTUS FOR SELLING SECURITYHOLDERS]

                  SUBJECT TO COMPLETION DATED NOVEMBER 27, 1996
================================================================================
INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
================================================================================
PROSPECTUS
                               TELEPAD CORPORATION

                    550,567 OUTSTANDING CLASS A COMMON STOCK

                       256,218 REDEEMABLE CLASS C WARRANTS

                                       AND

                     256, 218 SHARES OF CLASS A COMMON STOCK

            This Prospectus relates to the following securities which may be sold by certain securityholders (the "Selling Securityholders") of TelePad Corporation, a Delaware corporation (the "Company"): 550,567 outstanding shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), 524,317 of which were issued by the Company in certain 1994 private placement offerings and 1995 private placement offerings (the "Private Placements") and 26,250 of which were issued upon the exercise of a certain option granted by the Company prior to the date hereof, 256,218 redeemable Class C Warrants ("Class C Warrants") of the Company issued in the Private Placements and pursuant to certain anti-dilution provisions included in applicable warrant agreements which may be sold by the Selling Securityholders, and 256,218 shares of Class A Common Stock issuable upon the exercise of such Class C Warrants. Each Class C Warrant issued in connection with the Private Placements entitles the registered holder thereof to purchase one share of Class A Common Stock at an exercise price of $3.65 per share through September 27, 2000. See "Description of Securities" and "Selling Securityholders and Plan of Distribution.

            Concurrently with this offering, the Company also has registered 357,880 shares of Class A Common Stock which may be issued by the Company following the exercise of certain options granted prior to the date hereof by the Company as described herein (the "Options").

            The Company expects the Registration Statement in which this Prospectus is included (the "Registration Statement") to become effective upon its filing with the Securities and Exchange Commission (the "Commission") or as soon as possible thereafter.

                            ------------------------

         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. AN INVESTMENT IN THESE SECURITIES SHOULD ONLY BE
      MADE BY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.
                  SEE "RISK FACTORS" ON PAGE __ AND "DILUTION."

                            -------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                            ------------------------

            A former chairman of the Company's Board of Directors owns 150,000 shares of the Company's Class B Voting Common Stock (excluding options), representing approximately 6.15% of the Company's outstanding capital stock and approximately 11.5% of the total voting power prior to this offering. See "Risk Factors --Control by Present Stockholders" and "Description of Securities."

            The Company has agreed, pursuant to Warrant Agreements between the Company and D.H. Blair Investment Banking Corp. ("Blair"), to pay to Blair a solicitation fee (the "Solicitation Fee") equal to 4% of the exercise price in connection with the exercise of the Class C Warrants, as well as the Class A and Class B Warrants (each, a "Warrant" and collectively, the "Warrants"), if (i) the market price of the Class A Common Stock on the date the Warrant is exercised is greater than the then applicable Warrant exercise price; (ii) the exercise of the Warrant was solicited by a member of the National Association of Securities Dealers, Inc. (the "NASD"); (iii) the Warrant was not held in a discretionary account; (iv) disclosure of compensation arrangements was made both at the time of the offering and at the time of exercise of the Warrant; and
(v) the solicitation of exercise of the Warrant was not in violation of Rule 10b-6 as promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or applicable state blue sky laws. The exercise prices of the Warrants were determined by negotiation between the Company and Blair at the time such Warrants were offered, and are not necessarily related to the Company's asset value, net worth or other criteria of value.

            The Company's IPO Units (consisting of one share of Class A Common Stock, one Class A Warrant and one Class B Warrant), Class A Common Stock, Class A Warrants, Class B Warrants, Class C Warrants and Class D Warrants are listed on the Nasdaq Small Cap Market under the symbols TPADU, TPADA, TPADW, TPADZ, TPADM and TPADL respectively. Reports and other information concerning the Company can be inspected at Nasdaq.

            The closing bid price as reported by the National Quotation Bureau, Inc. on the dates indicated below for the IPO Units, the Class A Common Stock, the Class A Warrants, the Class B Warrants, the Class C Warrants and the Class D Warrants was $7.125 (November 21, 1996), $5.00 (November 26, 1996), $2.25
(November 26, 1996), $.375 (November 25, 1996),  $1.125 (November 22, 1996), and
$2.125 (November 26, 1996), respectively.

            The Company will not receive any of the proceeds from the sale of securities by the Selling Securityholders. See "Use of Proceeds" and "Selling Securityholders and Plan of Distribution."





             THE DATE OF THIS PROSPECTUS IS _________________, 1996.

            This  Prospectus  relates to the  possible  resale,  by the  Selling
Securityholders, of up to 256,218 Class C Warrants, up to 256,218 shares of Class A Common Stock issuable upon the exercise of such Class C Warrants, up to 550,567 outstanding shares of Class A Common Stock issued by the Company in the Private Placements and up to 26,250 shares of Class A Common Stock previously issued upon the exercise of an option granted by the Company as consideration for certain advisory services. The shares of Class A Common Stock and Class C Warrants issued in connection with the Private Placements were immediately separately transferable upon issuance.

            The Registration Statement of which this Prospectus is a part also relates to the possible issuance and sale by the Company of 357,880 shares of Common Stock upon the exercise of the Options which include an option granted by the Company to a former Chairman of the Company's Board of Directors to acquire up to 37,500 shares of Class B Common Stock which shares are convertible into an equal number of Class A Common Stock.

            Each Class C Warrant entitles the registered holder thereof to purchase one share of Class A Common Stock at an adjusted exercise price of $3.65 per share. The Class C Warrants are exercisable until the close of business on September 27, 2000. The Class C Warrants are immediately exercisable and subject to redemption by the Company at $.05 per Warrant under certain circumstances. See "Description of Securities."

            The securities offered by the Selling Securityholders under this Prospectus may be sold from time to time by the Selling Securityholders or by their transferees. See "Selling Securityholders and Plan of Distribution." The Selling Securityholders and intermediaries through whom such securities are sold may be deemed underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

                SELLING SECURITYHOLDERS AND PLAN OF DISTRIBUTION

            An aggregate of up to 550,567 outstanding shares of Class A Common Stock and 256,218 Class C Warrants, may be offered for resale by Selling Securityholders. Of these, 524,317 shares of Class A Common Stock and all of such Class C Warrants were received by Securityholders in connection with the Private Placements, and 26,250 shares were issued upon the exercise of a certain option previously granted by the Company as described below.

            The following table sets forth certain information with respect to each Selling Securityholder for whom the Company is registering Class A Common Stock and/or Class C Warrants for resale to the public which shares and Warrants were issued in connection with the Private Placements. Each Selling Securityholder is registering or has registered all of the Class C Warrants held thereby and each such Selling Securityholder, is registering or has registered all of the Class A Common Stock held thereby. Consequently, in each case with respect to Class C Warrants and with respect to Class A Common Stock, if the maximum amount is sold, either pursuant to this Prospectus or pursuant to a prospectus of the Company dated March 29, 1996, which provided for the registration of certain securities of the Company (including shares of Class A Common Stock and Class C Warrants), the Selling Securityholder will own no Class C Warrants or Common Stock. The Company will not receive any of the proceeds from the sale of such securities. Except for John Diesel, Sydney Dankman and Ronald Oklewicz, there are no material relationships between any of such Selling Securityholders and the Company or any of its predecessors or affiliates, nor have any such material relationships existed within the past three years other than a prior consulting arrangement between Mr. Morris Sedaka and the Company. The Warrants may not be exercised unless there is an available exemption or the underlying securities have been registered.

                                                                CLASS A COMMON STOCK                    CLASS C WARRANTS
                                                      ----------------------------------       -------------------------------------
                                                           BENEFICIAL           MAXIMUM            BENEFICIAL             MAXIMUM
           SELLING SECURITYHOLDER                          OWNERSHIP            AMOUNT             OWNERSHIP              AMOUNT
                                                      PRIOR TO OFFERING       TO BE SOLD       PRIOR TO OFFERING        TO BE SOLD
------------------------------------------------------------------------------------------------------------------------------------
Magid M. Abraham                                             50,000                   0              27,497               1,000
David Boone                                                  12,500              12,500               6,874               6,874
Boyer & Scheive Pension Fund                                 12,500              12,500               6,875               6,875
James E. Butler                                              50,000              50,000              27,494              27,494
Calmerica, Inc.                                               6,250               6,250               3,438               3,438
Michael Cantor                                                    0                   0              13,749                 500
John Constantino & Marion Constantino                             0                   0               1,719                 124
Philip Cramer                                                12,500              12,500               6,875               6,875
Sydney J. Dankman                                            85,286              85,286              13,750              13,750
John P. Diesel & Joy Guernsey Diesel                         37,750               2,500              17,187                 999
Robert Donohue                                                6,250               6,250               3,438               3,438
Donald G. Drapkin                                            62,500                   0              34,370                 995
Jules Dreyfus                                                12,500              12,500               6,874               6,874
Ralph Falk II                                                25,000              25,000              13,747              13,747
Barry Fradkin                                                 6,250               6,250               3,438               1,238
William Frankel                                               6,250               6,250               3,438               3,438
Irving L. Goldman                                            31,250                   0              17,185                 250
James J. Higbee                                               6,250               6,250               3,437               3,437
Andrew Alan Holder                                            6,250                   0               3,438               3,438
Thomas M. Horrigan                                            6,250               6,250               3,437               3,437
Steven P. Hurlburt                                           34,375                   0              18,905                 909
Douglas M. Jordan & Wendy A. Jordan                          12,500              12,500               6,875               6,875
Alan C. Levinson & Stephanie Levinson                             0                   0               3,438               3,438
David Moiola                                                 12,500              12,500               6,875               6,875
John Motulsky, IRA Account                                    6,250               6,250               3,438               3,438
Thomas J. Myers Revocable Trust                              25,000                   0              13,750              13,750
Eric P. Neibart                                              18,750                   0              10,312                 497
Ronald C. Oklewicz & Renette G. Oklewicz                     17,781              17,781               3,438               3,438
Michael Ornstein                                             12,500              12,500               6,874               6,874
Melvin Paradise, Julius Horowitz & Elizabeth
Krulik, Executors, Estate of Lawrence Krulik                 12,500              12,500               6,875               6,875
Michael Patoff & Mary Patoff                                  3,125                   0               1,719               1,719
Alan Perl                                                    12,500                   0               6,875               6,875
Chester A. Powell, IRA                                       12,500              12,500               6,875               6,875
Darell L. Price & Bonita L. Price                             6,250               6,250               3,438               3,438
Prudential Securities C/F Fay R. Devine, IRA                 25,000              25,000              13,750              13,750
Matt C. Schilowitz                                           43,750              43,750              24,060              24,060
Morris Sedaka                                                26,250              26,250                   0                   0
Eugene Silverman                                             18,750                   0              10,312                 499
Steven Sklow                                                 18,750                   0              10,312                 499
George R. Slater, Trustee, the George R. Slater
Irrevocable Trust                                             6,250               6,250               3,438               3,438
Robert M. Smith, IRA                                              0                   0               3,438               3,438
Patrick J. Storm & Marie A. Storm                             6,250               6,250               3,438               3,438
Edward Tawil & Susan E. Tawil                                 6,250               6,250               3,437               3,437
Laurel R. Tennis, IRA                                             0                   0               6,875               6,875
Mike Teofilovich                                             12,500              12,500               6,875               6,875
Venturetek L.P.                                              25,000              25,000              13,750              13,750
Harold H. Wippler & Charleen E. Wippler                           0                   0               3,438               3,438
Aaron Wolfson                                                12,500              12,500               6,874               6,874
Abraham Wolfson                                               6,250               6,250               3,437               3,437
------------------------------------------------------------------------------------------------------------------------------------


                                       A-5

                                                                CLASS A COMMON STOCK                    CLASS C WARRANTS
                                                      ----------------------------------       -------------------------------------
                                                           BENEFICIAL           MAXIMUM            BENEFICIAL             MAXIMUM
           SELLING SECURITYHOLDER                          OWNERSHIP            AMOUNT             OWNERSHIP              AMOUNT
                                                      PRIOR TO OFFERING       TO BE SOLD       PRIOR TO OFFERING        TO BE SOLD
------------------------------------------------------------------------------------------------------------------------------------
Morris Wolfson                                               25,000              25,000              13,747              13,747
Xanadu Associates L.L.C.                                     12,500                   0               6,875                 500
Herman Zeller                                                12,500              12,500               6,874               6,874
====================================================================================================================================
Total                                                       875,567             550,567             458,877             256,218
------------------------------------------------------------------------------------------------------------------------------------

PLAN OF DISTRIBUTION OF THE SELLING SECURITYHOLDERS

            The securities offered hereby are being offered on behalf of the Selling Securityholders. No underwriter is being utilized in connection with this offering.

            The sale of the securities by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, through the writing of options on the securities, a combination of such methods of sale or otherwise. Sales may be made at final prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

            The Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commission).

            Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of Class A Common Stock and/or Warrants of the Selling Securityholders may not simultaneously engage in market making activities with respect to any securities of the Company for a period of at least two (and possibly nine) business days prior to the commencement of such distribution. Accordingly, in the event Blair is engaged in a distribution of the shares of Class A Common Stock and/or Warrants of the Selling Securityholders, such firm will not be able to make a market in the Company's securities during the applicable restrictive period. However, Blair has not agreed nor is Blair obligated to act as a broker/dealer in the sale of the shares of Class A Common Stock and/or Warrants of the Selling Securityholders and the Selling Securityholders may be required, and in the event Blair is a market maker, will likely be required, to sell such securities through another broker/dealer. In addition, each Selling Securityholder desiring to sell shares of Class A Common Stock and/or Warrants will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of the purchases and sales of the Company's securities by such Selling Securityholders.

            The Selling Securityholders and broker-dealers, if any, acting in connection with such sale might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

            The Company has agreed to pay Blair a Solicitation Fee of 4% of the aggregate exercise price of each Warrant which is exercised, if (i) the market price of the Class A Common Stock on the date the Warrant is exercised is greater than the exercise price of the Warrant; (ii) the exercise of the Warrant was solicited by a member of the NASD; (iii) the Warrant is not held in a discretionary account; (iv) disclosure of compensation arrangements was made both at the time of the offering and at the time of exercise of the Warrant; and
(v) the solicitation of exercise of the Warrants was not in violation of Rule 10b-6 as promulgated under the Exchange Act or respective state blue sky laws. Any costs incurred by the Company in connection with the exercising of the Warrants shall be borne by the Company. Certain states limit or restrict the payment of commissions in conjunction with the exercise of warrants. Any exercise of the Warrants in those states will not result in the payment of the Solicitation Fee.

            Unless granted an exemption by the Commission from Rule 10b-6, Blair will be prohibited from engaging in any market making activities with regard to the Company's securities for the period from nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that Blair may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Blair may be unable to continue to make a market in the Company's securities during certain periods while the Warrants are exercisable.

            Blair acted as the underwriter of the Company's Initial Public Offering in July 1993, a public offering in March 1996 and as the placement agent in the Private Placements. In connection with the Initial Public Offering and subsequent public offering and the Private Placements, the Company and Blair agreed to indemnify each other against certain liabilities in connection with such prior offerings and this offering including liabilities under the Securities Act.

            In connection with the Initial Public Offering, the Company agreed to sell to Blair and its designees, for nominal consideration, the IPO Unit Purchase Option to purchase up to 155,000 IPO Units at an adjusted exercise price of $4.90 per IPO Unit. The IPO Unit Purchase Option and the underlying securities may not be sold, assigned or transferred for three years from the date of issuance except to officers of Blair or to any NASD member participating in the offering and is exercisable during the period ending July 15, 1997.

            In connection with the 1994 Private Placement, the Company agreed to sell to Blair and its designees, for nominal consideration, the 1994 PPO Unit Purchase Option to purchase up to 31,425 PPO Units at an adjusted exercise price of $3.63 per PPO Unit. The 1994 PPO Unit Purchase Option is exercisable until the close of business on September 18, 2000.

            In connection with the 1995 Private Placement, the Company agreed to sell to Blair and its designees, for nominal consideration, the 1995 PPO Unit Purchase Option to purchase up to 15.45 PPO Units at an adjusted exercise price of $3.65 per PPO Unit. The 1995 PPO Unit Purchase Option is exercisable until the close of business on September 18, 2000.

            In connection with the 1996 public offering, the Company agreed to sell to Blair and its designees, for nominal consideration, a Unit Purchase Option (the "1996 Unit Purchase Option") to purchase up to 2,000 units (each unit consisting of 285 shares of Class A Common Stock and 1,000 Redeemable Class D Warrants the "1996 Units") at an exercise price of $1,400 per 1996 Unit. The 1996 Unit Purchase Option and the underlying securities may not be sold, assigned or transferred for three years from the date of issuance except to officers of Blair or to any NASD member participating in the offering, and is exercisable during the two-year period commencing March 29, 1999.

            Blair has informed the Company that the Commission is conducting an investigation concerning various business activities of Blair & Co., a selling group member which distributed substantially all of the securities offered in the Initial Public Offering, the 1996 public offering and the Private Placements. The investigation appears to be broad in scope, involving numerous aspects of Blair and Blair & Co.'s compliance with the federal securities laws and compliance with federal securities laws by issuers whose securities were underwritten by Blair or Blair & Co., or in which Blair or Blair & Co. made over-the-counter markets, persons associated with Blair or Blair & Co., such issuers and other persons. The Company has been advised by Blair that the investigation has been ongoing since at least 1989 and that it is cooperating with the investigation. Blair cannot predict whether this investigation will ever result in any type of formal enforcement action against Blair or Blair & Co., or, if so, whether any such action might have an adverse effect on Blair or the Company's securities, including those offered hereby. Blair & Co. makes a market in the securities. An unfavorable resolution of the Commission's investigation could have the effect of limiting such firm's ability to make a market in the Company's securities, which could affect the liquidity or price of such securities.

                                  LEGAL MATTERS

            The validity of the securities offered hereby has been passed upon by Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York.

                                     EXPERTS

            The financial statements of TelePad Corporation appearing in Telepad Corporation's Annual Report (form 10-K SB) for the year ended December 31, 1995 and for the years then ended, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which report contains an explanatory paragraph indicating substantial doubt about the ability of the Company to continue as a going concern as mentioned in Note 2 to the financial statements) incorporated by reference therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

            The Company has filed with the Commission, Washington, D.C. 20549, a Registration Statement under the 1933 Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement may be inspected without charge at the Commission's principal office, and copies of all or any part of the Registration Statement may be obtained from such office upon the payment of the fees prescribed by the Commission.

======================================   =======================================
      NO PERSON HAS BEEN AUTHORIZED IN
CONNECTION   WITH  THE  OFFERING  MADE
HEREBY TO GIVE ANY  INFORMATION  OR TO
MAKE ANY  REPRESENTATION NOT CONTAINED
IN THIS  PROSPECTUS OR A SUPPLEMENT TO
THIS  PROSPECTUS,  AND,  IF  GIVEN  OR
MADE,     SUCH      INFORMATION     OR
REPRESENTATION MUST NOT BE RELIED UPON
AS  HAVING  BEEN   AUTHORIZED  BY  THE
COMPANY,  THE SELLING  STOCKHOLDER  OR
ANY   OTHER   PERSON.   NEITHER   THIS
PROSPECTUS  NOR ANY SUPPLEMENT TO THIS   550,567 OUTSTANDING SHARES OF CLASS A
PROSPECTUS  CONSTITUTES  AN  OFFER  TO               COMMON STOCK
SELL OR A SOLICITATION  OF AN OFFER TO
BUY,  ANY  SECURITIES  OTHER  THAN THE            256,218 REDEEMABLE
SECURITIES  TO WHICH IT  RELATES OR AN             CLASS C WARRANTS
OFFER TO SELL OR THE  SOLICITATION  OF
AN OFFER TO BUY SUCH SECURITIES IN ANY                    AND
JURISDICTION  WHERE,  OR TO ANY PERSON
TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN         256,218 SHARES OF CLASS A
OFFER  OR  SOLICITATION.  NEITHER  THE               COMMON STOCK
DELIVERY  OF THIS  PROSPECTUS  NOR ANY
SUPPLEMENT TO THIS  PROSPECTUS NOR ANY
SALE  MADE   HEREUNDER  OR  THEREUNDER            TELEPAD CORPORATION
SHALL, UNDER ANY CIRCUMSTANCES, CREATE
ANY IMPLICATION THAT THERE HAS BEEN NO
CHANGE IN THE  AFFAIRS OF THE  COMPANY
SINCE THE DATE  HEREOF OR  THEREOF  OR
THAT THE INFORMATION  CONTAINED HEREIN
IS CORRECT  AS OF ANY TIME  SUBSEQUENT
TO  THE   DATES  AS  OF   WHICH   SUCH
INFORMATION IS FURNISHED.


                                                      PROSPECTUS
          -----------------

          TABLE OF CONTENTS
                                  Page
                                  ----

Available Information..............
Information Incorporated by
 Reference.........................
Introduction.......................
The Company........................
Risk Factors.......................
Description of Securities..........
Selling Securityholders and
  Plan of Distribution.............
Legal Matters......................
Experts............................
Additional Information.............              _____________ , 1996

======================================   =======================================

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

            It is estimated that the following expenses will be incurred in connection with the proposed offering hereunder. All of such expenses will be borne by the Company.

            Registration fee - Securities and Exchange Commission.....$ 1,182.03
            Legal fees and expenses....................................25,000.00
            Blue Sky fees and expenses................................. 2,500.00
            Accounting fees and expenses............................... 5,000.00
            Printing expenses.......................................... 2,500.00
            Miscellaneous.............................................. 3,817.97
                                                                      ----------

                           Total......................................$40,000.00


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            The Second Restated Certificate of Incorporation, as amended, and By-Laws of the Company, as amended, provide that the Company shall indemnify its officers and directors to the full extent permitted by the Delaware General Corporation Law.

            Reference is hereby made to Section 145 of the Delaware General Corporation Law relating to the indemnification of officers and directors, which
Section is hereby incorporated herein by reference.

ITEM 16.  EXHIBITS.


Exhibit
No.              Document
-------          --------

4.1           Form of Warrant Agreement  (including forms of Class A and Class B
              Warrant  Certificates).   (Incorporated  herein  by  reference  to
              Exhibit 4.1 to the  Registrant's  Registration  Statement  on Form
              SB-2 (File No. 33-61328)).
4.2           Form  of   Specimen   of   Class  A  Common   Stock   Certificate.
              (Incorporated   herein  by   reference   to  Exhibit  4.2  to  the
              Registrant's   Registration  Statement  on  Form  SB-2  (File  No.
              33-61328)).
4.3           Form  of   Specimen   of   Class  B  Common   Stock   Certificate.
              (Incorporated   herein  by   reference   to  Exhibit  4.3  to  the
              Registrant's   Registration  Statement  on  Form  SB-2  (File  No.
              33-61328)).
4.4           Form  of  Warrant  Agreement   (including  form  Class  C  Warrant
              Certificate) from 1994 Private Placement.  (Incorporated herein by reference to Exhibit  10.17 to the  Registrant's  Annual Report on
              Form 10-KSB for the year ended December 31, 1994.)
4.5           Form  of  Warrant  Agreement   (including  form  Class  C  Warrant
              Certificate) from 1995 Private Placement.  (Incorporated herein by reference to Exhibit  10.24 to the  Registrant's  Annual Report on
              Form 10-KSB for the year ended December 31, 1994.)
4.6           Form of  Warrant  Agreement  (including  Form of  Class D  Warrant
              Certificate).  (Incorporated herein by reference to Exhibit 4.8 to the  Registrant's  Registration  Statement  on Form SB-2 (File No.
              33-90278)).
4.7*          Form of Stock Option Agreement.
4.8*          Form of Stock Option Agreement for use in connection with the 1992
              Stock Option Plan.

Exhibit
No.              Document
-------          --------

4.9*          Warrant  to  purchase  shares  of Class A Common  Stock  issued to
              Morris Sedaka on May 30, 1993.
5.1*          Opinion and consent of Parker Chapin  Flattau & Klimpl,  LLP as to the legality of the securities being offered.
23.1*         Consent of Ernst & Young LLP.
23.2*         Consent  of  Parker  Chapin  Flattau & Klimpl,  LLP  (included  in
              Exhibit 5.1)
24.1*         Powers of  Attorney  of  certain  Officers  and  Directors  of the
              Registrant (included on signature page).

---------------
*     Filed herewith.

ITEM 17.    UNDERTAKINGS.

            The undersigned registrant hereby undertakes:

                        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or l5(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                        (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned registrant hereby undertakes that the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Herndon, State of Virginia, on the 27th day of November, 1996.

                                               TELEPAD CORPORATION

                                               By  /s/ Ronald C. Oklewicz
                                                  --------------------------
                                                   Ronald C. Oklewicz, President


                                POWER OF ATTORNEY

            The undersigned directors and officers of Telepad Corporation hereby constitute and appoint Donald W. Barrett and Ronald C. Oklewicz, and each of them, with full power to act without the other and will full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission and hereby ratify and confirm that such attorneys-in-fact, or either of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 27th day of November, 1996.

               SIGNATURE                               TITLE


/s/ Donald W. Barrett                        Chairman of the Board and Chief
-------------------------------              Executive Officer
Donald W. Barrett

/s/ Ronald C. Oklewicz                       President and Director
-------------------------------
Ronald C. Oklewicz

/s/ Robert D. Russell                        Vice President (Chief Financial and
-------------------------------              Accounting Officer) and Secretary
Robert D. Russell

/s/ John P. Diesel                           Director
-------------------------------
John P. Diesel

/s/ Sydney J. Dankman                        Director
-------------------------------
Sydney J. Dankman

/s/ John M. Toups                            Director
-------------------------------
John M. Toups

/s/ E. Donald Shapiro                        Director
-------------------------------
E. Donald Shapiro

/s/ Alan B. Salisbury                        Director
-------------------------------
Alan B. Salisbury

                                  EXHIBIT INDEX


Exhibit
No.                  Document
-------              --------

4.1           Form of Warrant Agreement  (including forms of Class A and Class B
              Warrant  Certificates).   (Incorporated  herein  by  reference  to
              Exhibit 4.1 to the  Registrant's  Registration  Statement  on Form
              SB-2 (File No. 33-61328)).
4.2           Form  of   Specimen   of   Class  A  Common   Stock   Certificate.
              (Incorporated   herein  by   reference   to  Exhibit  4.2  to  the
              Registrant's   Registration  Statement  on  Form  SB-2  (File  No.
              33-61328)).
4.3           Form  of   Specimen   of   Class  B  Common   Stock   Certificate.
              (Incorporated   herein  by   reference   to  Exhibit  4.3  to  the
              Registrant's   Registration  Statement  on  Form  SB-2  (File  No.
              33-61328)).
4.4           Form  of  Warrant  Agreement   (including  form  Class  C  Warrant
              Certificate) from 1994 Private Placement.  (Incorporated herein by reference to Exhibit  10.17 to the  Registrant's  Annual Report on
              Form 10-KSB for the year ended December 31, 1994.)
4.5           Form of  Warrant  Agreement  (including  form of  Class C  Warrant
              Certificate) from 1995 Private Placement.  (Incorporated herein by reference to Exhibit  10.24 to the  Registrant's  Annual Report on
              Form 10-KSB for the year ended December 31, 1994.)
4.6           Form of  Warrant  Agreement  (including  Form of  Class D  Warrant
              Certificate).  (Incorporated herein by reference to Exhibit 4.8 to the  Registrant's  Registration  Statement  on Form SB-2 (File No.
              33-90278)).
4.7*          Form of Stock Option Agreement.
4.8*          Form of Stock Option Agreement for use in connection with the 1992
              Stock Option Plan.
4.9*          Warrant  to  purchase  shares  of Class A Common  Stock  issued to
              Morris Sedaka on May 30, 1993.
5.1*          Opinion and consent of Parker Chapin  Flattau & Klimpl,  LLP as to the legality of the securities being offered.
23.1*         Consent of Ernst & Young LLP
23.2*         Consent  of  Parker  Chapin  Flattau & Klimpl,  LLP  (included  in
              Exhibit 5.1)
24.1*         Power  of  Attorney  of  certain  Officers  and  Directors  of the
              Registrant (included on signature page)

-------------------
*    Filed herewith.